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                                                                    EXHIBIT 11
                         SALIVA DIAGNOSTIC SYSTEMS, INC.
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)




                                               THREE MONTHS ENDED MARCH 31,
                                               ----------------------------
                                                  2003           2002
                                                  ----           ----
                                                               (Restated)
Basic earnings:

Net (loss)                                    $   (410,976)   $    (26,223)
                                              =============   =============
Shares:
Weighted common shares
outstanding                                     18,485,047       2,415,129
                                              =============   =============

Basic and diluted (loss) per
share                                         $      (0.02)   $      (0.01)
                                              =============   =============